UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 27, 2018

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Dolphin Entertainment, Inc.

(Exact Name of Registrant as Specified in its Charter)

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Florida	001-38331	86-0787790
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2151 Le Jeune Road, Suite 150-Mezzanine

Coral Gables, FL 33134

(Address of Principal Executive Offices) (Zip Code)

(305) 774-0407

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2018, Mr. Justo Pozo notified the board of directors of Dolphin Entertainment, Inc., a Florida corporation (the “Company”), of his decision to not stand for re-election at the Company’s 2018 Annual Meeting of Shareholders on June 6, 2018 (the “2018 Annual Meeting”).  Mr. Pozo will continue to serve as a director and chairman of the Compensation Committee until the date of the 2018 Annual Meeting, at which time his term and service as a director will end. Mr. Pozo’s decision not to stand for re-election was not the result of any disagreement with the Company on any matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLPHIN ENTERTAINMENT, INC.

By:	/s/ Mirta A. Negrini
Name:	Mirta A. Negrini
Title:	Chief Financial and Operating Officer

Date: May 2, 2018